                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           REEBOK INTERNATIONAL LTD.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 [REEBOK LOGO]

                           REEBOK INTERNATIONAL LTD.
                          100 TECHNOLOGY CENTER DRIVE
                         STOUGHTON, MASSACHUSETTS 02072

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of Reebok International Ltd. will be held at BankBoston, Long Lane Conference Room, Second Floor, 100 Federal Street, Boston, Massachusetts at 10:00 a.m. local time on Tuesday, May 5, 1998 for the following purposes:

     1. To elect four Class II members of the Board of Directors.

     2. To transact any other business that may properly come before the Meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 11, 1998 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     If you are unable to be present in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                            By Order of the Board of Directors

                                            JOHN E. BEARD
                                            Clerk

March 27, 1998

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1998

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Reebok International Ltd. ("Reebok" or the "Company") to be voted at the Annual Meeting of Shareholders to be held on May 5, 1998 or at any adjournment thereof (the "Meeting"). The cost of solicitation of proxies on behalf of the Company's management will be borne by Reebok. Directors, officers and employees of Reebok may also solicit proxies by telephone, telegraph or personal interview. Reebok will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials on behalf of the Company's management to the beneficial owners of shares.

     Only shareholders of record at the close of business on March 11, 1998 are entitled to notice of and to vote at the Meeting. There were 56,374,938 shares of the Company's common stock, $.01 par value per share ("Common Stock"), outstanding on that date, each of which is entitled to one vote. Under the bylaws of the Company, a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is present, the four nominees for director who receive the greatest number of votes properly cast (or a plurality of the votes) will be elected directors. Votes cast by proxy or in person at the Meeting will be counted by persons selected by the Company to act as election inspectors for the Meeting.

     The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matters for purposes of determining the presence of a quorum, but neither proxies that withhold authority (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Meeting. Such proxies therefore will have no effect on the outcome of voting with respect to the election of directors at the Meeting.

     Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted at the Meeting. To be voted, proxies must be filed with the Clerk prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation with the Clerk. Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of all of the nominees for director identified below and in the discretion of the named proxies as to any other matter that may come before the Meeting or any adjournments of the Meeting.

     The Annual Report to Shareholders for Reebok's fiscal year ended December 31, 1997 has been mailed with this Proxy Statement. This Proxy Statement and the enclosed proxy were mailed to shareholders on the same date as the date of the Notice of Annual Meeting. The principal executive offices of Reebok are located at 100 Technology Center Drive, Stoughton, Massachusetts 02072.

                             ELECTION OF DIRECTORS

     Pursuant to the provisions of Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is divided into three classes, having staggered terms of three years each. Under Section 50A and the bylaws of the Company, the Board of Directors may determine the total number of directors and the number of directors to be elected at any Annual Meeting of Shareholders or Special Meeting in lieu thereof. The Board of Directors has fixed at twelve the total number of directors and has fixed at four the number of directors to be elected at the 1998 Annual Meeting. Of the current directors, five Class II directors have terms expiring at the 1998 Annual Meeting, three Class III directors have terms expiring at the 1999 Annual Meeting and two Class I directors have terms expiring at the 2000 Annual Meeting. Four of the five directors whose terms expire at the 1998 Annual Meeting have been nominated by the Board of Directors for reelection at such Meeting. In accordance with the Term Limits Policy of the Board of Directors, Mr. Marcus is retiring from the Board having served four full terms as a director. Each Class II director elected at the 1998 Annual Meeting will serve until the 2001 Annual Meeting of Shareholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.

INFORMATION WITH RESPECT TO NOMINEES

     Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing as Class II directors, to hold office until the Annual Meeting of Shareholders in 2001 or Special Meeting in lieu thereof, and until their respective successors are elected and qualified, the four persons identified in the table below. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

     All of the nominees for director are now Class II members of the Board of Directors. The Company has no reason to believe that any of the nominees will be unable to serve. In the event that any nominee should not be available, the persons named in the proxy will vote for the others and may vote for a substitute for such nominee.

     Listed below are the nominees for Class II director, with information showing the business experience and current public directorships, if any, of each, the age of each and the year each was first elected a director of the Company.

                                                 BUSINESS EXPERIENCE AND                      DIRECTOR
                NAME                              CURRENT DIRECTORSHIPS                AGE     SINCE
                ----                             -----------------------               ---    --------
Paul R. Duncan.......................  Executive Vice President of the Company         57      1989
                                       (since 1990), with responsibility for
                                       special projects (since November 1996);
                                       President of the Company's Specialty
                                       Business Group (from October 1995 to
                                       November 1996); Chief Operating Officer,
                                       Reebok Division (from June 1995 to October
                                       1995); Chief Financial Officer of the
                                       Company (from 1985 to June 1995); Director
                                       of BGS Systems, Inc., a computer software
                                       development company; Director of Cabletron
                                       Systems, Inc., a computer networking
                                       company.

                                                 BUSINESS EXPERIENCE AND                      DIRECTOR
                NAME                              CURRENT DIRECTORSHIPS                AGE     SINCE
                ----                             -----------------------               ---    --------
M. Katherine Dwyer...................  President of Revlon Consumer Products USA, a    49      1998
                                       division of Revlon, Inc. ("Revlon"), a
                                       cosmetics company, (since January 1998);
                                       President of Revlon Cosmetics USA (from
                                       November 1995 to January 1998); Senior Vice
                                       President of Revlon and of Revlon Consumer
                                       Products Corporation ("Products
                                       Corporation"), (since December 1996); prior
                                       to that served in various executive
                                       positions for Products Corporation,
                                       including General Manager of the Cosmetics
                                       Unit from November 1995 to December 1996 and
                                       Executive Vice President of Marketing of the
                                       Mass Cosmetics Unit from June 1993 to
                                       November 1995; Vice President, Marketing of
                                       Clairol Inc., a cosmetics company, (from
                                       1991 to 1993); Director of WestPoint Stevens
                                       Inc., a bed and bath home fashions and
                                       knitted fabrics company.

William F. Glavin....................  President Emeritus, Babson College; Director    65      1994
                                       of INCO Ltd., a producer of primary metals,
                                       alloys and engineered products; Director of
                                       The Caldor Corporation, a discount retailer;
                                       and Director of John Hancock Mutual Funds,
                                       Inc., a mutual fund company.

Richard G. Lesser....................  Executive Vice President, Chief Operating       63      1988
                                       Officer and Director of TJX Companies, Inc.,
                                       an off-price apparel and home furnishings
                                       retailer and since February 1996 President,
                                       The Marmaxx Group, a division of TJX
                                       Companies, Inc. which operates T.J. Maxx and
                                       Marshalls; Director of A.C. Moore Arts &
                                       Crafts, Inc., an operator of arts and crafts
                                       stores.

     In accordance with the Term Limits Policy of the Board of Directors, William M. Marcus, age 60, who has been a director of the Company since 1981 and who presently serves as a Class II member of the Board of Directors, is retiring from the Board having served four full terms as a director.

     Class III members of the Board of Directors having terms of office expiring at the 1999 Annual Meeting of Shareholders are as follows:

                                                 BUSINESS EXPERIENCE AND                      DIRECTOR
                NAME                              CURRENT DIRECTORSHIPS                AGE     SINCE
                ----                             -----------------------               ---    --------
Paul B. Fireman......................  Chief Executive Officer and Chairman of the     54      1979
                                       Board of Directors of the Company; President
                                       of the Company (from 1979 to March 1987 and
                                       since December 1989); Director of Abiomed,
                                       Inc., a manufacturer of medical devices.

Robert Meers.........................  Executive Vice President of the Company         54      1993
                                       (since February 1994) and President and
                                       Chief Executive Officer of the Reebok
                                       Division (since October 1995); President of
                                       the Company's Specialty Business Group
                                       (February 1994 to October 1995); President,
                                       Reebok Division U.S. Operations (from
                                       November 1990 to January 1994) and Canadian
                                       Operations (January 1993 to January 1994).

Bertram M. Lee, Sr...................  Chairman of the Board of BML Associates         59      1990
                                       Inc., a holding company; Chairman and
                                       Treasurer of Albimar Communications Co., a
                                       broadcast communications company; and
                                       President of KELLEE Communications Group, a
                                       pay telephone company.

     On February 24, 1998, Thomas M. Ryan, age 45, was elected by the Board of Directors to serve as a Class III member of the Board of Directors, effective April 1, 1998. Mr. Ryan is Vice Chairman and Chief Operating Officer and Director of CVS Corporation, a company in the chain drug store industry.

     Class I members of the Board of Directors having terms of office expiring at the 2000 Annual Meeting of Shareholders are as follows:

                                                 BUSINESS EXPERIENCE AND                      DIRECTOR
                NAME                              CURRENT DIRECTORSHIPS                AGE     SINCE
                ----                             -----------------------               ---    --------
Mannie L. Jackson....................  Chairman, Chief Executive Officer and           58      1996
                                       majority owner of Harlem Globetrotters
                                       International, Inc., a sports and
                                       entertainment entity; Retired Senior Vice
                                       President-Corporate Marketing and
                                       Administration of Honeywell, Inc., a
                                       manufacturer of control systems, and prior
                                       to that, served in various executive
                                       capacities for Honeywell since 1968;
                                       Director of Ashland Inc., a vertically
                                       integrated petroleum and chemical company;
                                       Director of Jostens Inc., a manufacturer and
                                       distributor of recognition awards; Director
                                       of The Stanley Works, a commercial, consumer
                                       and specialty tools company.

Geoffrey Nunes.......................  Retired Senior Vice President and General       67      1986
                                       Counsel, Millipore Corporation, a leader in
                                       the field of separation technology.

     During 1997, the Board of Directors held five meetings. All of the directors who were on the Board in 1997 attended at least 75% of the Board and relevant committee meetings during 1997. For information on compensation of Directors, see "Compensation of Directors" below.

     The Audit Committee which was composed of Messrs. Lesser, Lee and Marcus in 1997, held three meetings during 1997. Effective February 24, 1998, upon her election to the Board of Directors, Ms. Dwyer was appointed to the Audit Committee. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with such accountants and management the Company's internal accounting procedures and controls; and reviews with such accountants the scope and results of their audit of the consolidated financial statements of the Company.

     The Compensation Committee in 1997 was composed of Messrs. Nunes and Glavin. Effective February 24, 1998, upon her election to the Board of Directors, Ms. Dwyer was appointed to the Compensation Committee. The Compensation Committee administers the Company's stock option and compensation plans, sets compensation for the Chief Executive Officer, reviews the compensation of the other executive officers and provides recommendations to the Board regarding compensation matters. The Compensation Committee held three meetings during 1997.

     The Board Affairs Committee, composed of Messrs. Glavin, Jackson, Lesser and Nunes, held three meetings during 1997. This Committee is responsible for considering Board governance issues. The Committee also recommends individuals to serve as directors of the Company and will consider nominees recommended by security holders. Recommendations by security holders should be submitted in writing to the Board Affairs Committee, in care of the President of the Company.

     The Executive Committee, composed of Messrs. Fireman, Duncan and Nunes, did not meet during 1997.

COMPENSATION OF DIRECTORS

     During 1997, each director who was not an officer or employee of the Company received $25,000 annually, plus $2,000 for each committee chairmanship held and $2,000 for each directors' meeting and $1,000 for each committee meeting attended, plus expenses. Beginning in 1998, as a part of a new policy adopted by the Board of Directors that requires each director to own Reebok Common Stock with a market value of at least four times the amount of the annual retainer within five years from the date of the director's first election to the Board, a minimum of forty percent of the annual retainer will be paid to the directors in Reebok Common Stock.

     The Company's Equity and Deferred Compensation Plan for Directors (the "Directors' Plan") provides for the issuance of stock options to directors and provides a means by which directors may defer all or a portion of their director fees.

     The deferred compensation portion of the Directors' Plan permits directors who are not employees of the Company to defer all or a portion of their director compensation and to invest such deferred compensation in Reebok Common Stock or in cash which earns interest at the Merrill Lynch Corporate Bond Rate. Compensation deferred into Reebok Common Stock is converted into stock based on the price of the stock on the first day of the calendar quarter following the quarter in which the fees were deferred. Dividends paid on the Reebok Common Stock are also credited to the director's deferred compensation account.

     Directors who elect to defer their compensation will receive a distribution of their deferred compensation in either a lump sum or in annual installments (at the director's election) beginning on a date specified by the director or on the date on which the director is no longer a member of the Reebok Board of Directors, whichever occurs first. If the deferred compensation is invested at the corporate bond rate, the distribution will be in cash in an amount equal to the deferred compensation plus interest accrued. If the compensation is deferred into Reebok Common Stock, the distribution will be in the form of shares of Reebok Common Stock.

     Under the stock option portion of the Directors' Plan, each newly elected Eligible Director (as defined below) is granted an option on the date of such election to purchase shares of Reebok Common Stock having an aggregate market value on such date equal to six times the average cash compensation received by all directors in the immediately prior calendar year. An Eligible Director is any director who is not an officer or employee of the Company and is not a holder of more than 5% of the outstanding shares of the Company's Common Stock or a person who is in control of such holder. After the initial grant, on April 28 of each year each Eligible Director is granted an option to purchase shares of Reebok Common Stock having a fair market value on the date of such grant equal to three times the average annual cash compensation received by all directors in the immediately prior calendar year (or a pro rata portion based on the date of his or her election). The exercise price for all options granted under the Directors' Plan is the fair market value of Reebok Common Stock on the date of the grant. Options become exercisable for one-third of the shares covered thereby on each of the first through third anniversaries of the grant. On April 28, 1997, Messrs. Glavin, Jackson, Lee, Lesser, Marcus and Nunes were each granted an option to purchase 3,189 shares. Ms. Dwyer was granted an option to purchase 8,033 shares on February 24, 1998, the effective date of her election to the Board of Directors.

     Of the current directors, Messrs. Fireman, Duncan and Meers are not Eligible Directors under the Directors' Plan.

BENEFICIAL OWNERSHIP OF SHARES

     The following table shows certain information about the shares of Common Stock owned on March 11, 1998 by persons owning of record or, to the knowledge of the Company, beneficially 5% or more of the outstanding shares of Common Stock. It also shows ownership by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers of the Company as a group.

                                                                 COMMON STOCK
                                                                 BENEFICIALLY       PERCENT
                            NAME                                   OWNED(1)       OF CLASS(2)
                            ----                                 ------------     -----------
Paul B. Fireman (3)(9)......................................      7,717,536          12.56%
Phyllis Fireman(4)..........................................      5,047,002           8.21%
Roger Best(9)...............................................         55,240          *
Paul R. Duncan(9)...........................................        252,771          *
M. Katherine Dwyer..........................................           None          0
William F. Glavin(5)(9).....................................         14,069          *
Mannie L. Jackson(5)(9).....................................         10,073          *
Bertram M. Lee, Sr.(5)(9)...................................         20,239          *
Richard G. Lesser(6)(9).....................................         45,235          *
William M. Marcus(5)(7)(9)..................................        606,862          *
Angel Martinez(9)...........................................        107,861          *
Robert Meers(9).............................................        265,360          *
Geoffrey Nunes(9)...........................................         37,729          *
Kenneth I. Watchmaker(9)....................................        156,147          *
Directors and executive officers as a group (17
  persons)(8)(9)............................................      9,345,686          15.21%

---------------

 *  Less than 1%.

(1) Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

(2) Computed on the basis of 61,448,426 shares: 56,374,938 shares outstanding and 5,073,488 shares subject to options exercisable within 60 days of the date of this table.

(3) Excludes 5,047,002 shares that are beneficially owned by Phyllis Fireman, Paul Fireman's wife. Mr. Fireman disclaims beneficial ownership of these shares.

(4) Excludes 7,717,536 shares that are beneficially owned by Paul Fireman, Phyllis Fireman's husband. Mrs. Fireman disclaims beneficial ownership of these shares.

(5) Includes for the following persons, the following shares, which represent shares deferred pursuant to the Directors' Plan: William F. Glavin 3,844 shares; Mannie L. Jackson, 2,056 shares; Bertram M. Lee, Sr., 2,110 shares; William M. Marcus, 946 shares.

(6) Excludes 3,576 shares held by Mr. Lesser's wife and child. Mr. Lesser disclaims beneficial ownership of these shares.

(7) Excludes 29,969 shares held by Mr. Marcus' wife. Mr. Marcus disclaims beneficial ownership of these shares.

(8) Excludes the 5,047,002 shares described in note (3) above, the 3,576 shares described in note (6) above and the 29,969 shares described in note (7) above. Includes shares subject to options held by directors and executive officers that are exercisable within 60 days of the date of this table (see note (9) below).

(9) Includes for the following persons, the following shares which are subject to stock options exercisable within 60 days of the date of this table: Paul
    B. Fireman, 2,579,380 shares; Roger Best, 54,670 shares; Paul R. Duncan, 236,240 shares; William F. Glavin, 8,975 shares; Mannie L. Jackson, 7,017 shares; Bertram M. Lee, Sr., 18,129 shares; Richard G. Lesser, 38,229 shares; William M. Marcus, 25,229 shares; Angel Martinez, 106,990 shares; Robert Meers, 260,250 shares; Geoffrey Nunes, 31,229 shares; Kenneth I. Watchmaker, 151,680 shares; and all directors and executive officers as a group, 3,572,948 shares.

     The address of Mr. and Mrs. Fireman is c/o Reebok International Ltd., 100 Technology Center Drive, Stoughton, Massachusetts 02072.

EXECUTIVE COMPENSATION

     The following table shows the aggregate compensation paid or accrued by the Company for services rendered during the years ended December 1995, 1996 and 1997 for the Chief Executive Officer and each of the Company's four other most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                     ------------------------
                                                       ANNUAL COMPENSATION                    AWARDS
                                               -----------------------------------   ------------------------
                                                                           OTHER
                                                                          ANNUAL     RESTRICTED                       ALL
               NAME AND                                                   COMPEN-       STOCK                        OTHER
          PRINCIPAL POSITION            YEAR   SALARY($)     BONUS($)    SATION($)    AWARDS($)    OPTIONS(#)   COMPENSATION($)
          ------------------            ----   ---------     --------    ---------   ----------    ----------   ---------------
Paul B. Fireman.......................  1997   $1,038,474   $ 562,500          --         None      111,150         $ 54,112(1)(2)
  Chairman, President and               1996   1,000,012         None          --         None      500,000          100,913(1)(2)
  Chief Executive Officer               1995   1,000,000         None          --         None       87,300           96,645(1)(2)

Robert Meers..........................  1997     769,227      365,625          --         None       35,000           39,749(3)
  Executive Vice President;             1996     699,978         None          --         None      250,000           41,066(3)
  President and CEO,                    1995     591,325         None          --         None      140,000           31,041(3)
  Reebok Division

Angel Martinez........................  1997     467,328      325,078          --         None(5)      None           29,001(7)
  Executive Vice President;             1996     425,022      201,354          --         None      187,500           31,776(7)
  President and CEO,                    1995     400,010       60,000     $62,000(4)   $21,483(6)    25,000           28,889(7)
  The Rockport Company

Kenneth I. Watchmaker.................  1997     509,600      281,250          --         None(5)      None           29,769(8)
  Executive Vice President and          1996     440,387         None          --         None      150,000           30,750(8)
  Chief Financial Officer               1995     400,000       60,000          --       21,483(6)    25,000           29,003(8)

Roger Best............................  1997     379,972(9)    85,000          --         None         None           17,875(10)
  Senior Vice President                 1996     344,515(9)   100,000          --         None      220,550           17,883(10)
  of the Reebok Division                1995     195,000(9)    75,075(9)       --         None        6,950           30,389(10)

---------------

 (1) Includes contributions by the Company on behalf of Mr. Fireman as follows: for 1997, $12,250 to the Company's Savings and Profit Sharing Retirement Plan (the "Profit Sharing/Savings Plan") and $41,095 in credits allocated to Mr. Fireman's account under the Company's Excess Benefits Plan; for 1996, $12,250 to the Company's Profit Sharing/Savings Plan and $42,501 in credits allocated to Mr. Fireman's account under the Company's Excess Benefits Plan; for 1995, $12,120 to the Company's Profit Sharing/Savings Plan and $42,500 in credits allocated to Mr. Fireman's account under the Company's Excess Benefits Plan. Mr. Fireman is 100% vested in these contributions and allocations.

 (2) Includes $767 for 1997, reflecting the present value of the economic benefit to Mr. Fireman of the premium paid by the Company during 1997 ($19,245) with respect to the split-dollar life insurance agreement (see "Employee Agreements" below for a description of such agreement), based on the time period between the date on which the premium was paid by the Company and May 26, 1998 which, as of March 27, 1998 is the earliest date on which the Company could terminate the agreement and receive a refund, without interest, of the premium it paid. Under the split-dollar life insurance agreement, the Company was obligated to pay the premium for the split-dollar policy for only six years, ending in 1996, and therefore in 1997, the Company paid only the premium on a related "key man" policy of which the Company is the beneficiary, resulting in the substantial reduction in the total premium payment. Includes $46,162 for 1996 and $42,025 for 1995, as reported in the Company's 1997 and 1996 Proxy Statements, respectively, reflecting the present value of the economic benefit to Mr. Fireman of the premium paid during 1996 and 1995 ($1,106,317 and $1,106,742, respectively) with respect to the same agreement, calculated on the same basis.

 (3) Includes contributions by the Company on behalf of Mr. Meers as follows: for 1997, $12,250 to the Profit Sharing/Savings Plan and $27,499 in credits allocated to Mr. Meers' account under the Excess Benefits Plan; for 1996, $12,250 to the Profit Sharing/Savings Plan and $28,816 in credits allocated to Mr. Meers' account under the Excess Benefits Plan; for 1995, $12,120 to the Profit Sharing/Savings Plan and $18,921 in credits allocated to Mr. Meers' account under the Excess Benefits Plan. Mr. Meers is 100% vested in these contributions and allocations.

 (4) Includes for 1995, $50,000, representing compensation attributable to Mr. Martinez as a result of a rent-free lease of a residence to him by the Company (see "Transactions with Management and Affiliates" below). Also includes car allowance of $12,000 for 1995.

 (5) As of December 31, 1997, Mr. Martinez and Mr. Watchmaker each held 372 shares of restricted Common Stock granted to them on March 15, 1996 under the 1994 Equity Incentive Plan (see note (6) below). On December 31, 1997, the fair market value of Mr. Martinez's restricted shares was $10,718.25 and of Mr. Watchmaker's restricted shares was $10,718.25.

 (6) Certain of the Company's executive officers were required to defer twenty-five percent (25%) of their 1995 bonus award and to invest it into restricted shares of Reebok Common Stock. Fifty percent (50%) of such shares vested on January 1, 1997 and fifty percent (50%) vested on January 1, 1998. In connection with this arrangement, Mr. Martinez and Mr. Watchmaker were each issued 744 shares of restricted shares of Reebok Common Stock on March 15, 1996 in lieu of $20,000 of their bonus earned for 1995. The number of shares of restricted stock issued to them was determined by dividing $20,000 by the average of the closing price of Reebok Common Stock for the first twenty trading days of 1996 ($26.875). Mr. Martinez and Mr. Watchmaker are entitled to receive dividends declared by the Company on these restricted shares.

 (7) Includes contributions by the Company on behalf of Mr. Martinez as follows: for 1997, $12,250 to the Profit Sharing/Savings Plan and $16,751 in credits allocated to Mr. Martinez's account under the Excess Benefits Plan; for 1996, $12,250 to the Profit Sharing/Savings Plan and $19,526 in credits allocated to Mr. Martinez's account under the Excess Benefits Plan; for 1995, $12,120 to the Profit Sharing/Savings Plan and $16,769 in credits allocated to Mr. Martinez's account under the Excess Benefits Plan. Mr. Martinez is 100% vested in these contributions and allocations.

 (8) Includes contributions by the Company on behalf of Mr. Watchmaker as follows: for 1997, $12,250 to the Profit Sharing/Savings Plan and $17,519 in credits allocated to Mr. Watchmaker's account under the Excess Benefits Plan; for 1996, $12,250 to the Profit Sharing/Savings Plan and $18,500 in credits allocated to Mr. Watchmaker's account under the Excess Benefits Plan; for 1995, $12,120 to the Profit Sharing/Savings Plan and $16,883 in credits allocated to Mr. Watchmaker's account under the Excess Benefits Plan. Mr. Watchmaker is 80% vested in these contributions and allocations.

 (9) Certain amounts of Mr. Best's compensation for 1997 (L21,667), 1996 (L20,833) and 1995 (L125,000 salary and L48,125 bonus) have been converted from pounds sterling to U.S. dollars using a conversion rate for December 31 of each such year.

(10) Includes contributions by the Company on behalf of Mr. Best as follows: for 1997, $12,250 to the Profit Sharing/Savings Plan and $5,625 in credits allocated to Mr. Best's account under the Excess Benefits Plan; for 1996, $12,250 to the Profit Sharing/Savings Plan and $5,633 (L3,333) to Mr. Best's U.K. pension scheme; for 1995, $30,389 (L19,480) to Mr. Best's U.K. pension scheme. Mr. Best is 100% vested in the contributions and allocations to the Profit Sharing/Savings Plan and Excess Benefits Plan. Certain amounts for 1996 and 1995 as specified above have been converted from pounds sterling to U.S. dollars using a conversion rate for December 31 of each such year.

     The following table shows information concerning individual grants of stock options and freestanding SARs made during 1997 to the Chief Executive Officer and each of the four other most highly compensated executive officers:

                                                              OPTION/SAR GRANTS IN 1997
                                   --------------------------------------------------------------------------------
                                                                                                  POTENTIAL
                                                    INDIVIDUAL GRANTS                          REALIZABLE VALUE
                                   ----------------------------------------------------           AT ASSUMED
                                                      % OF                                     ANNUAL RATES OF
                                    NUMBER OF        TOTAL                                       STOCK PRICE
                                    SECURITIES    OPTIONS/SARS   EXERCISE                      APPRECIATION FOR
                                    UNDERLYING     GRANTED TO    OR BASE                        OPTION TERM(1)
                                   OPTIONS/SARS    EMPLOYEES      PRICE     EXPIRATION     ------------------------
              NAME                  GRANTED(#)      IN 1997       ($/SH)       DATE            5%           10%
              ----                 ------------   ------------   --------   ----------     ----------    ----------
Paul B. Fireman..................     111,150(2)      9.22%      $ 41.00      1/8/07       $2,865,447    $7,262,541
Angel Martinez...................        None           --            --        --                 --            --
Robert Meers.....................      35,000(2)      2.90%        41.00      1/8/07          902,300     2,286,900
Kenneth I. Watchmaker............        None           --            --        --                 --            --
Roger Best.......................        None           --            --        --                 --            --

---------------

(1) The assumed annual rates of stock price appreciation of 5% and 10% per annum are established by the Securities and Exchange Commission ("SEC") and are not to be construed as a forecast of future appreciation. The actual realized value of such options will depend on the market value of the Common Stock on the date of exercise; no gain will be realized by the optionees unless there is an increase in the stock price from the price on the date of grant.

(2) Twenty percent of the shares granted to Mr. Fireman on January 8, 1997 (expiring on January 8, 2007) become exercisable on December 31 in each of 1998, 1999, 2000, 2001 and 2002. Fifty percent of the shares granted to Mr. Meers on January 8, 1997 (expiring January 8, 2007) become exercisable on December 31 in each of 1998 and 1999. The number of shares subject to the options granted to Mr. Fireman and Mr. Meers on January 8, 1997 will be reduced (to the extent that no reduction is made in the total number of shares granted to them under their July 26, 1996 option grants) by the number of shares which are sold or otherwise transferred by the optionee prior to December 31, 1998 and which were acquired after July 26, 1996 pursuant to the exercise of any options held by him prior to such date. Options will also become exercisable upon the death or permanent disability of the optionee or in the event of a merger, consolidation, sale of substantially all of the Company's assets or other transaction or series of transactions which result in a change of control of the Company's Common Stock.

     The following table sets forth aggregated option exercises in 1997 and option values as of December 31, 1997 for the Chief Executive Officer and each of the four other most highly compensated executive officers:

                    AGGREGATED OPTION/SAR EXERCISES IN 1997
                 AND OPTION/SAR VALUES AS OF DECEMBER 31, 1997

                                                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                         OPTIONS/SARS                OPTIONS/SARS
                                  SHARES                                AT 12/31/97(#)              AT 12/31/97($)
                                 ACQUIRED                         --------------------------   -------------------------
            NAME              ON EXERCISE(#)  VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
            ----              --------------  -----------------   --------------------------   -------------------------
Paul B. Fireman.............       None           0                  2,534,920/  663,530       $27,336,250/  104,203
Angel Martinez..............       None           0                     86,250/  213,750           584,869/  36,891
Robert Meers................       None           0                    212,250/  392,750         1,115,422/  125,391
Kenneth I. Watchmaker.......       None           0                    130,000/  170,000            24,900/  39,094
Roger Best..................       None           0                     54,670/  195,330            67,813/  92,813

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Board of Directors, on February 15, 1996, adopted a Supplemental Executive Retirement Plan ("SERP") for certain key executive officers, including Mr. Fireman, Mr. Meers, Mr. Martinez and Mr. Watchmaker. The SERP provides that a participant, upon attaining age 60, will receive an annual retirement benefit equal to (a) twenty-five percent (25%) of his or her average total compensation for the three calendar years out of the five consecutive calendar years ending within the year in which the participant retires ("Final Average Compensation"), in which he or she had the highest total compensation (except that, for one executive officer who has transitioned to a part-time schedule, the three calendar years have been defined as those falling between 1993 and 1997) multiplied by (b) the number of years of such executive's service with the Company (not to exceed 15) divided by 15. The SERP also provides for reduced benefits for participants who retire after age 55, but before age 60, and have completed at least five full years of continuous service with the Company, or who retire before age 55, and have completed at least ten full years of continuous service.

     The following table sets forth estimated annual benefits payable under the SERP upon a participant's retirement, assuming attainment of age 60 while in the employment of the Company, for the following compensation levels and years of service:

                                                YEARS OF SERVICE
         FINAL AVERAGE                ------------------------------------
          COMPENSATION                   5             10            15
         -------------                --------      --------      --------
$ 450,000.......................      $ 37,500      $ 75,000      $112,500
  550,000.......................        41,667        83,333       125,000
  750,000.......................        62,500       125,000       187,500
1,000,000.......................        83,333       166,667       250,000
1,250,000.......................       104,167       208,333       312,500
1,500,000.......................       125,000       250,000       375,000
1,750,000.......................       145,833       291,667       437,500
2,000,000.......................       166,667       333,333       500,000
2,250,000.......................       187,500       375,000       562,500

     The compensation covered by the SERP for any calendar year is the participant's base compensation and annual incentive bonus earned for such year (plus any amount that would have been paid to the participant but for a salary reduction agreement in effect during such year pursuant to Sections 125 or 401(k) of the Internal Revenue Code of 1986, as amended). The benefit payment under the SERP is not subject to any deductions for Social Security benefits or other offset amounts. Years of service credited under the SERP for the executive officers named in the Summary Compensation Table above who are participants in the SERP are as follows: Paul B. Fireman, 18 years, Robert Meers, 13 years, Angel Martinez, 16 years, and Kenneth I. Watchmaker, 5 years. Mr. Best does not participate in the SERP.

EMPLOYEE AGREEMENTS

     Mr. Fireman has a Stock Option Agreement with the Company pursuant to which he received in 1990 a grant of options to purchase 2.5 million shares of the Company's Common Stock at exercise prices ranging from $17.32 to $18.37 per share, which became exercisable in stages over a five-year period ending July 24, 1995. Options to purchase 2.5 million shares are currently exercisable pursuant to this grant. The options will remain exercisable until July 24, 2000, as long as (i) Mr. Fireman remains available to serve the Company as an employee, director or consultant, and (ii) Mr. Fireman does not compete with the Company in any manner.

     The Company entered into a split-dollar insurance agreement as of September 25, 1991 with a trust established by Paul Fireman, pursuant to which the Company and that trust will share in the premium costs of a whole life insurance policy that pays a death benefit of not less than $50 million upon the death of Paul Fireman, age 54 or Phyllis Fireman, age 53 (whichever occurs later). Under the agreement, the Company paid that portion of each annual policy premium that, in general terms, was equal to the annual increase in the cash value of the policy. The Company's obligation to make such premium payments terminated in 1996 upon the payment of the sixth annual premium due under the policy. The Company continues to pay the premium on a related "key man" policy of which the Company is the beneficiary and which is designed to work in conjunction with the split-dollar insurance policy to insure the repayment to the Company of the aggregate amount of the premiums paid by the Company. The Company may cause the agreement to be terminated and the policy to be surrendered at any time upon 60 days' prior notice. Upon surrender of the policy or payment of the death benefit under the policy, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to the Fireman trust. See footnote (2) to the "Summary Compensation Table" above for further information on premium payments made by the Company under this policy.

     The Company has an employment agreement with Mr. Watchmaker which established a supplemental retirement plan for his benefit into which the Company has credited $400,000. The terms of such supplemental retirement plan are identical to the Reebok International Ltd. Excess Benefits Plan, except that if Mr. Watchmaker's employment is terminated by the Company without cause, or if his employment ceases after a change of control under the terms of his change of control agreement with the Company (as described below), the funds credited to his supplemental retirement plan will become vested immediately upon his termination. Mr. Watchmaker's benefits under this supplemental retirement plan are reduced if he returns to Ernst & Young and becomes eligible for a retirement plan there.

     Two of the Company's subsidiaries have employment agreements dated September 11, 1997 with Mr. Best under which he serves as Senior Vice President Europe of the Company's U.K. subsidiary and as Managing Director of the Company's Netherlands subsidiary, and which provide for the continuation of certain terms and conditions contained in Mr. Best's employment agreement with the Company dated April 17, 1996. The agreements provide for an initial aggregate annual base salary of L260,000 pounds sterling (one-half to be paid by each subsidiary), subject to review annually, and under which Mr. Best is entitled to receive an annual bonus under the subsidiaries' bonus schemes, with a target bonus of 50% of base salary. Mr. Best is entitled to a pension allowance of 16% of his total compensation (base salary and bonuses, if any), which is paid directly into to Mr. Best's U.K. pension scheme. Both agreements provide that the subsidiaries or Mr. Best may terminate the agreement for any reason upon twelve months' notice. In addition, the agreements may be terminated by the Company's subsidiaries immediately for justified cause defined in the agreement as, among other matters, to be serious or repeated misconduct or breaches of the agreement or conviction of a felony or a misdemeanor involving moral turpitude. If the Netherlands subsidiary terminates Mr. Best's employment (other than for justified cause), in lieu of twelve months' notice, Mr. Best would be entitled to twelve months' gross salary and allowances. The agreements contain non-competition provisions under which Mr. Best agrees that for a period of one year following termination of his employment, he will not (i) in the case of the U.K. agreement, accept any position with any organization which competes with the Company anywhere in the world where Reebok products are sold and (ii) in the case of the Netherlands agreement, engage in or have an interest in, directly or indirectly, the Company's competitors specifically listed in the agreement. Mr. Best's agreements also contain a change of control provision under which, in the event that a change of control of the Company is initiated, he agrees to continue to render employment services until the change of control has occurred (or efforts to effect the change of control have terminated) after which, for a period of twelve months, he has the right to terminate his employment upon one month's notice and would be entitled to receive his base salary and an amount approximating his average bonus for the balance of his employment term. A "change of control" does not include a change resulting from a leveraged buy-out or recapitalization of the Company or similar transaction in which Mr. Best or Paul Fireman or three or more executive officers of the Company participate as equity investors, with an aggregate direct or indirect interest of at least 5%.

     The Company has change of control agreements with Mr. Martinez, Mr. Meers and Mr. Watchmaker providing for certain compensation and benefits in the event of the termination of their employment with the Company following a "change in control" of the Company (as defined in the respective agreements). A "change in control" includes one which is initiated by Company management except in the case of a leveraged buy-out or recapitalization of the Company in which the executive participates as an equity investor. In each agreement, if the executive's employment with the Company were to terminate (other than as a result of the death, total disability or retirement of the executive at or after his normal retirement date) within 24 months following a change in control and the termination is (a) by the Company for a reason other than as a result of a conviction of the executive for a felony or a crime involving moral turpitude or
(b) by the executive if the Company fails to maintain the executive in the positions, with the titles, that he held immediately prior to the change of control, following a downgrading of his responsibilities or authority or if the Company makes certain other changes or reductions in the executive's compensation as specified in the agreement, then the Company will pay to the executive a lump-sum cash payment equal to 300% of the aggregate of his (i) then-current annual base salary, (ii) his target bonus for the then-current year, or, if higher, his bonus for the most recent calendar year ended before the change of control, (iii) the amount of his then-current annual automobile allowance and (iv) the annual cost of life insurance then furnished to him by the Company. In addition, all of the executive's outstanding stock options, restricted shares and other similar incentive rights and interests will become immediately and fully vested and exercisable. The executive will be treated for purposes of the Company's Supplemental Executive Retirement Plan ("SERP") as having three additional years of continuous service and the Company will pay to him in a single lump-sum cash payment the present value of his benefit under the SERP. The Company will pay to the executive, in a single lump-sum cash payment, an amount equal to the difference, if any, between (i) the total distribution that he receives following his termination under the Company's Profit-Sharing and Retirement Plan and its Excess Benefits Plan and (ii) the total distribution that he would have received under such plans had he accumulated three additional years of service for vesting prior to termination. The executive and his dependents will also continue to participate fully at the expense of the Company in all accident and health plans provided by the Company immediately prior to the change in control, or receive substantially equivalent coverage, until the third anniversary of his termination of employment. In addition, the agreements provide that the executive will be reimbursed by the Company for any legal fees and expenses incurred by him as a result of the termination of his employment. The agreements provide that if it is determined that any payment or benefit provided by the Company to or on behalf of the executive, either under the executive's change of control agreement or otherwise, is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make an additional lump-sum payment to the executive which will be sufficient to make the executive whole for all taxes and any associated interest and penalties imposed under or as a result of Section 4999. Mr. Martinez, Mr. Meers and Mr. Watchmaker are required under the agreements not to leave voluntarily the employ of the Company in the event that any person or entity initiates a change in control until such time as the effort terminates or the change in control is completed.

     The Company has non-competition agreements with Mr. Martinez, Mr. Meers and Mr. Watchmaker under which each executive agrees not to compete, directly or indirectly, with the Company during his employment and pursuant to which the Company has the right to extend the non-competition requirement for a period of up to one year after his termination of employment with the Company (the "Non-Competition Period"). During the Non-Competition Period, the Company will pay the executive an amount equal to one-half of his base salary as in effect on his termination date and will continue certain medical coverage benefits, except that, if the Company terminates the executive's employment without "cause" (as defined in the agreement), the executive would be entitled to 100% of his base salary as of the date of his termination.

     The above description is only a summary of the agreements which the Company has with its various executive officers and is qualified in its entirety by the actual agreements, copies of which have been filed as Exhibits to the Company's Annual Report on Form 10-K.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee has submitted the following report:

     The Committee in 1997 consisted of Geoffrey Nunes, Chair and William F. Glavin. M. Katherine Dwyer became a member of the Compensation Committee on February 24, 1998, the date she joined the Board. She did not, however, participate in any of the discussions or decisions regarding executive officer compensation for 1997. The Compensation Committee's responsibilities include setting the compensation level for the Chief Executive Officer and reviewing compensation levels for all other executive officers of the Company. Compensation for these other individuals is established by the Chief Executive Officer. The Committee also functions as the stock option committee, and in that capacity grants all stock options to executive officers.

     During 1997, as part of a review of Mr. Fireman's total compensation program, the Committee reviewed comparative compensation data from a group of other companies in the shoe and apparel industries and leading consumer products companies assembled by an outside compensation consulting firm (this data was also reviewed in connection with evaluating the compensation of the other executive officers of the Company, as described below). The Committee decided to continue Mr. Fireman's base salary at $1,000,000 per year for 1997 and to establish Mr. Fireman's target bonus at 100% of his base salary. Mr. Fireman's salary and bonus target were established in 1990 and have not been changed since that time. The Committee believes that this base salary and target bonus place Mr. Fireman's compensation at approximately the 75th percentile of similarly situated chief executive officers, based on the survey data.

     In February 1997, the Committee established financial criteria for the executive officers of the Company for 1997 under the Company's Executive Performance Incentive Plan (the "Bonus Plan"). The Bonus Plan permits bonuses to be paid only if the financial criteria established by the Committee are met. Thus, bonuses paid under the Bonus Plan qualify for a tax deduction pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended. For 1997 the financial criteria were based on three factors: net bookings, pre-tax profit and cash flow from operations. The Committee also determined in February 1997 the amount of the target award that would be paid if the financial criteria were satisfied. For 1997, participants had the ability to earn 100% of their target award if all three financial criteria were satisfied and could earn more than 100% of the target award if all three criteria were exceeded. Target awards were fixed as a percentage of base salary and ranged from 40% to 100%. The 1997 bonus for Mr. Fireman was determined in accordance with this Bonus Plan.

     In February 1998, the Committee met to review the Company's actual financial results for 1997 and determine whether such results satisfied the financial criteria established under the Bonus Plan. For the Reebok Global and Corporate groups, (a) the pre-tax profit goal was not met for 1997, (b) the Company exceeded the net bookings goal for the first half of the year, but did not meet the net bookings goal for the second half of the year, and (c) the Company exceeded the cash flow target for the full year. Based on these financial results, the Bonus Plan provided for funding of 75% of the target bonuses (the "Bonus Funding Amount") for executive officers in the Reebok Global and Corporate groups. The actual bonuses paid to executive officers in such groups were then determined by an individual assessment of each executive officer's performance in 1997 and whether such executive officer had met his individual performance objectives for the year. Based on such assessment, a decision was then made as to the percentage of the Bonus Funding Amount each executive should receive. In the case of Mr. Fireman, the Committee determined that, based on its assessment of his performance in 1997 and the fact that one of his four individual performance objectives had not been satisfied, Mr. Fireman should receive 75% of the 75% Bonus Funding Amount or 56.25% of his target bonus of $1,000,000. Accordingly, Mr. Fireman was awarded a bonus of $562,500 for 1997.

     The Committee reviews the compensation for all other executive officers on an annual basis. As part of such review, the Committee met in February 1997 and reviewed comparative compensation data from a group of 11 other companies in the shoe and apparel industries and leading consumer products companies. While several of these companies are included in the Standard and Poor's Shoes and Textiles Apparel Manufacturers Indices used as peer group indices in the comparison of five year cumulative total return graph included in this Proxy Statement, the Compensation Committee believes that the Company's most direct competitors for executive talent are not confined to the companies that would be included in a peer group established to compare shareholder returns. Thus, the companies surveyed for compensation purposes were not the same as those included in the peer group indices. Target total compensation levels for Reebok executive officers were generally in the 75th percentile of the compensation for the companies surveyed and the Committee determined that this was appropriate given the complexity, volatility and risks/rewards associated with Reebok's business.

     Bonuses for the executive officers for 1997 were determined in accordance with the Company's Bonus Plan and the Company's actual 1997 financial results. As indicated above, the Bonus Plan provided for funding of 75% of the target bonuses for the executive officers in the Reebok Global and Corporate groups, based on the satisfaction of certain of the financial criteria set by the Committee for 1997. In determining the actual bonuses to be paid for executive officers in such groups, an assessment was then made as to the individual performance of each such executive officer for 1997 and whether such executive officer had met his individual performance objectives for the year. Based on such assessment, a decision was made as to the percentage of the Bonus Funding Amount that would be paid to each executive officer. In the case of executive officers responsible for The Rockport Company and the Reebok Division's International Operations, an initial determination was made under the Bonus Plan as to whether such business units had satisfied their financial goals for 1997 and, based on the actual financial performance of such business units, a determination was made as to what percentage of the target bonuses would be funded. An assessment was then made of the individual performance of each executive and whether such executive had met his individual performance objectives for 1997, and based on such assessment, a decision was made as to the percentage of the Bonus Funding Amount that would be awarded to each particular executive.

     The Committee also grants stock options to executive officers to provide long-term performance related incentives that link rewards directly to shareholder gains over a multi-year period. Under the Company's current program, the stock options for officers of the Company generally vest over a five year period, 40% of which vest two years after the grant and 20% each year thereafter. The stock options awarded to executive officers have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

     In January 1997, the Committee made an option grant of 111,150 shares of stock to Paul Fireman and a stock option grant to another executive officer. These grants were designed to address the fact that, because of certain restrictions under the Company's Equity Incentive Plan, the Committee could not grant these two executives the full amount of options that they had intended to grant them in July 1996 in connection with the Company's Dutch Auction self tender offer. The exercise price of these options were at fair market value on the date of grant. The grant to Mr. Fireman vests in increments of 20% on December 31 in 1998, 1999, 2000, 2001 and 2002. In the case of the other executive, the grant vests 50% on December 31, 1998 and 50% on December 31, 1999. In both cases, the option grants specify that the number of shares subject to such options will automatically be reduced on a share-for-share basis if the option recipient sells or otherwise transfers prior to December 31, 1998 any shares of the Company's Common Stock acquired after the date of the grant pursuant to the exercise of any options held by the recipient prior to such date.

     In addition to these grants, additional stock option grants were made in 1997 to two executive officers who joined the Company and one executive officer who was promoted. The size of these grants were subjectively determined by the Committee based on what it determined was an appropriate shareholding for an executive in such position, taking into account both internal equity, as well as comparative data. In December 1997, annual stock option grants were made under the Company's stock option program to those executive officers of the Company who did not participate in the substantial option grants made in July 1996 in connection with the Dutch Auction. In determining the size of these grants, the Committee made a subjective determination as to the appropriate level of grant for the executive officers based on their position and level of responsibility within the Company, taking into account both internal equity, as well as comparative data.

     In adopting and administering executive compensation plans and arrangements, the Committee considers whether the deductibility of such compensation will be limited under Section 162(m) of the Internal Revenue Code of 1986, as amended, and, in appropriate cases, will attempt to structure such compensation so that any such limitation will not apply.

                                          Geoffrey Nunes, Chair
                                          William F. Glavin

PERFORMANCE GRAPHS

     The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices* from December 31, 1992 to December 31, 1997. The graph assumes an investment of $100 on December 31, 1992 in each of the Company's Common Stock and the stocks comprising the Standard & Poor's 500 Stock Index and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices. Each of the indices assumes that all dividends were reinvested.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                         REEBOK                                               TEXTILES
        MEASUREMENT PERIOD           INTERNATIONAL       FOOTWEAR-          S&P 500          (APPAREL)-
      (FISCAL YEAR COVERED)               LTD.              500              INDEX              500
DEC92                                     100               100               100               100
DEC93                                   89.16             70.33            110.08             75.61
DEC94                                  118.42             95.43            111.53             74.05
DEC95                                   85.47            129.39            153.45             83.17
DEC96                                  127.97            215.08            188.68            114.26
DEC97                                   87.79            144.95            251.63            123.22

                                  YEARS ENDING
---------------

* The Standard & Poor's Shoes and Textile Apparel Manufacturers Indices were selected in order to compare the Company's performance with companies in each of the two primary lines of business in which the Company is engaged. The indices do not, however, include all of the Company's competitors, nor all product categories and lines of business in which the Company is engaged.

     The following graph shows a comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices from July 26, 1985, the date of the Company's initial public offering, through December 31, 1997, and was prepared in the same manner as the five-year performance graph. This graph is included to show the Company's historical stock performance for the entire period since the Company's stock first became publicly traded.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                  REEBOK                                            TEXTILES
     MEASUREMENT PERIOD       INTERNATIONAL       S&P 500         FOOTWEAR-        (APPAREL)-
   (FISCAL YEAR COVERED)           LTD.            INDEX             500              500
26-JUL-85                         100.00           100.00           100.00           100.00
DEC-85                            139.14           112.05           112.27           120.88
DEC-86                            348.43           132.97           121.99           173.32
DEC-87                            320.60           139.80           114.87           139.73
DEC-88                            377.96           163.02           162.58           158.19
DEC-89                            597.60           214.67           284.03           208.41
DEC-90                            370.08           208.00           288.90           181.28
DEC-91                           1077.51           271.38           595.38           290.74
DEC-92                           1117.30           292.05           642.40           309.48
DEC-93                            996.17           321.49           451.73           234.03
DEC-94                           1323.07           325.74           613.01           229.16
DEC-95                            954.93           448.14           831.16           257.39
DEC-96                           1429.60           561.01          1381.59           353.63
DEC-97                            980.64           734.88           931.08           351.36

                                  YEARS ENDING

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

     On March 26, 1997, Angel Martinez, an Executive Vice President of the Company, purchased for $892,926 the Massachusetts residence which had been leased to him by the Company in connection with his relocation from California. Initially, the purchase price agreed upon was equal to the amount paid by the Company for the house, including certain renovations, plus the depreciated value of certain furnishings and closing costs paid by the Company. The Company, however, reduced the actual purchase price by approximately $185,000 to take into account the loss Mr. Martinez incurred on the sale of his California residence. When the residence was first leased to him, Mr. Martinez was not required to pay rent to the Company while bearing the carrying costs of his California residence. However, beginning November 1, 1995, Mr. Martinez became liable for rent at a rate of $5,000 per month. The full accrued amount of such rent was paid by him to the Company when he purchased the residence from the Company.

     In April 1996, the Company entered into a three-year agreement with Harlem Globetrotters International, Inc. (the "Globetrotters") under which Reebok is the exclusive athletic footwear and apparel sponsor of the Globetrotters and supplies Reebok products having an aggregate retail value not to exceed $140,000 to the Globetrotters each contract year. Under the agreement, Reebok has also been granted a license to produce and sell Reebok products bearing the Globetrotter's team trademark for a royalty payment of 5% of Reebok's production cost, with guaranteed royalty payments of $100,000 for the first contract year and $200,000 for the remaining two contract years. During 1997, Reebok paid to the Globetrotters $200,000 representing the minimum guaranteed royalty payment for the second contract year. Mannie L. Jackson, a director of the Company, is the Chairman, Chief Executive Officer and majority owner of the Globetrotters.

                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, all required Section 16(a) filings were made.

AUDIT MATTERS

     Ernst & Young LLP has been selected to audit the consolidated financial statements of the Company for the year ended December 31, 1998, and to report the results of their audit to the Audit Committee of the Board of Directors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.

ADVANCE NOTICE PROCEDURES

     On February 24, 1998, the Company's Board of Directors approved an amendment to the bylaws providing for certain advance notice procedures. As a result, under the Company's bylaws, nominations for director may be made only
(a) by or at the direction of the Board of Directors or an appropriate committee of the Board of Directors or (b) by any stockholder of record who is entitled to vote for the election of directors at the meeting who has delivered notice to the principal executive offices of the Company (containing certain information specified in the bylaws) (i) not less than 75 nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting or (ii) if the meeting is called for a date which is more than 75 days prior to such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

     The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting (a) by or at the direction of the Board of Directors, (b) by the presiding officer, or (c) by a stockholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of the Company (containing certain information specified in the bylaws) (i) not less than 75 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, or (ii) if the meeting is called for a date which is more than 75 days prior to such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting other than those stockholder proposals included in the Company's proxy materials in accordance with the procedures under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

     A copy of the full text of the bylaws provisions discussed above may be obtained by writing to the Clerk of the Company at 100 Technology Center Drive, Stoughton, Massachusetts 02072 and is filed with the

Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

SHAREHOLDER PROPOSALS

     Proposals of shareholders submitted for consideration at the Annual Meeting of Shareholders in 1999 must be received by the Company no later than November 30, 1998.

OTHER BUSINESS

     The Board of Directors knows of no business that will properly come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business which properly comes before the Meeting, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

     A COPY OF REEBOK'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE BY WRITING TO: OFFICE OF INVESTOR RELATIONS, REEBOK INTERNATIONAL LTD., 100 TECHNOLOGY CENTER DRIVE, STOUGHTON, MASSACHUSETTS 02072.

March 27, 1998

                                                                      0417-PS-98

                                   PROXY

                ANNUAL MEETING OF REEBOK INTERNATIONAL LTD.

                                May 5, 1998

     The undersigned hereby constitutes and appoints KENNETH WATCHMAKER and BARRY NAGLER, or either one of them with power of substitution to each, proxies to vote and act at the Annual Meeting of Shareholders to be held at BankBoston, Long Lane Conference Room, Second Floor, 100 Federal Street, Boston, Massachusetts on May 5, 1998 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, this proxy will be voted IN FAVOR of all nominees for director and in the discretion of the named proxies as to any other matter that may come before the meeting or any adjournments thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      SEE REVERSE SIDE

[X] Please mark
    votes as in
    this example.

PLEASE DO NOT FOLD THIS PROXY

1.  Election of Class II Directors

The undersigned hereby GRANTS authority to elect as Class II directors the following nominees:

Nominees:  Paul R. Duncan, M. Katherine Dwyer,
           William F. Glavin, Richard G. Lesser

               FOR                       WITHHELD
               ALL   [   ]         [   ] FROM ALL
               NOMINEES                  NOMINEES

[  ] ___________________________________________
     For all nominees except as noted above




                                                       MARK HERE   [  ]
                                                       FOR ADDRESS
                                                       CHANGE AND
                                                       NOTE AT LEFT


Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.


Signature: __________________________________________   Date ___________________

Signature: __________________________________________   Date ___________________